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                                 EXHIBIT 3(C)(1)

                   STOCK OPTION AGREEMENTS DATED JULY 17, 1997
         BY AND BETWEEN LASERMEDIA COMMUNICATIONS CORP. AND BRIAN GIBSON






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                         LASERMEDIA COMMUNICATIONS CORP.

                      STOCK OPTION AGREEMENT - BRIAN GIBSON

         Lasermedia Communications Corp., an Ontario corporation (the "Company") has granted to Brian Gibson (the "Optionee"), an Option to purchase a total of seventy thousand (70,000) common shares (the "Shares"), at the price determined as provided herein, all upon the terms and conditions hereof.

         1. GRANT OF THE OPTION. The Grant of the option (this "Option") is subject in all respects to the terms, definitions and provisions of the 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

         2. EXERCISE PRICE. The exercise price is One Dollar and Fifty Cents in the lawful currency of Canada ($1.50) for each common share, which price is not less than 100% of the fair market value per Share on the date of grant, subject to all applicable discounts as permitted by the Rules of The Toronto Stock Exchange.

         3. EXERCISE OF OPTION. In accordance with the terms of the Plan, this Option shall be exercisable during its term in accordance with the provisions of Section 7 of the Plan as follows;

         (a)      Right to Exercise

                  (i) This Option shall be exercisable to the extent of 25% 15 months from the date of the Grant.

                  (ii) This Option shall be exercisable to the extent of 25% 18 months from the date of the Grant.

                  (iii) This Option shall be exercisable to the extent of 25% 21 months from the date of the Grant.

                  (iv) This Option shall be exercisable to the extent of 25% 24 months from the date of the Grant.

                  (v) This Option may not be exercised for a fraction of a share.

                  (vi) In the event of the Optionee's termination of service, the exercisability of the Option is governed by Section 8 of the Plan.

         (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

                  No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

4. METHOD OF PAYMENT. Payment of the exercise price shall be by cash, certified cheque or stock certificates (in negotiable form) representing common shares of the Company having a fair market value equal to the exercise price of the Shares with respect to which the Option is being exercised.

5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable provincial securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. TERMINATION OF STATUS AS AN EMPLOYEE. If the Optionee ceases to serve as an employee, he may, but only within thirty (30) days after the date he ceased to be an Employee of the Company, exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.





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7.       DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, if the Optionee is unable to continue as an Employee of the Company as a result of his total and permanent disability he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

8.       DEATH OF OPTIONEE. In the event of the death of the Optionee:

         (a) during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's wholly owned personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living twelve (12) months after the date of death; or

         (b) within thirty (30) days after the termination of the Optionee's continuous status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

9. REPRESENTATIONS OF OPTIONEE. The Optionee hereby confirms and represents that:

         (i) he is an Employee of the Company, or any of its subsidiaries or its affiliates;

         (ii) he has no outstanding incentive stock options to purchase shares of the Company.

10. ADJUSTMENTS IN SHARES. If prior to the exercise of the Option at any time or from time to time, there shall be any reorganization of the capital stock of the Company by way of stock split, consolidation, subdivision, merger, amalgamation or otherwise or payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of Shares of the Company which may be purchased pursuant hereto or the price at which such Shares may be purchased by corresponding amounts, so that the Optionee's rights hereunder shall thereafter be as reasonably as possible equivalent to the rights originally granted to the Optionee. The Board of Directors of the Company shall have the sole and exclusive power to make the adjustments as it considers necessary and desirable.

11. CORPORATE TRANSACTIONS. In the event the Shares are exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors or the board of directors of any successor corporation or entity may, in its discretion, as to outstanding options (a) accelerate the exercise date or dates of such options, (b) upon written notice to the holders thereof, provided the options have been accelerated pursuant to paragraph (a) above, terminate all such options prior to consummation of the transaction unless exercised within a prescribed period, (c) provide for payment of an amount equal to the excess of the fair market value, as determined by the Board of Directors or such board, over the Option Price of such shares as of the date of the transaction, in exchange for the surrender of the right to exercise such options, or (d) provide for the assumption of such options, or the substitution therefor of new options, by the successor corporation or entity.

12. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner except (i) to a personal holding company wholly owned by the Optionee, or (ii) by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him or such personal holding company. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

13. TERM OF OPTION. This Option may not be exercised more than three years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

DATE OF GRANT: July 17, 1997


                                             LASERMEDIA COMMUNICATIONS
                                                      CORP.



                                             Per:
                                                  -----------------------------
                                                             President



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                  The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan.


Dated:                            , 1997
       --------------------------


                                            ------------------------------
                                                Brian Gibson




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                         LASERMEDIA COMMUNICATIONS CORP.

                      STOCK OPTION AGREEMENT - BRIAN GIBSON

         Lasermedia Communications Corp., an Ontario corporation (the "Company") has granted to Brian Gibson (the "Optionee"), an Option to purchase a total of fifty thousand (50,000) common shares (the "Shares"), at the price determined as provided herein, all upon the terms and conditions hereof.

1. GRANT OF THE OPTION. The Grant of the option (this "Option") is subject in all respects to the terms, definitions and provisions of the 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

2. EXERCISE PRICE. The exercise price is One Dollar in the lawful currency of Canada ($1.00) for each common share, which price is not less than 100% of the fair market value per Share on the date of grant, subject to all applicable discounts as permitted by the Rules of The Toronto Stock Exchange.

3. EXERCISE OF OPTION. In accordance with the terms of the Plan, this Option shall be exercisable during its term in accordance with the provisions of
Section 7 of the Plan as follows;

         (a)     Right to Exercise

                  (i) This Option shall be exercisable to the extent of 25% 3 months from the date of the Grant.

                  (ii) This Option shall be exercisable to the extent of 25% 6 months from the date of the Grant.

                  (iii) This Option shall be exercisable to the extent of 25% 9 months from the date of the Grant.

                  (iv) This Option shall be exercisable to the extent of 25% 12 months from the date of the Grant.

                  (v) This Option may not be exercised for a fraction of a share.

                  (vi) In the event of the Optionee's termination of service, the exercisability of the Option is governed by Section 8 of the Plan.

         (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

                 No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

4. METHOD OF PAYMENT. Payment of the exercise price shall be by cash, certified cheque or stock certificates (in negotiable form) representing common shares of the Company having a fair market value equal to the exercise price of the shares with respect to which the Option is being exercised.

5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable provincial securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. TERMINATION OF STATUS AS AN EMPLOYEE. If the Optionee ceases to serve as an employee, he may, but only within thirty (30) days after the date he ceased to be an Employee of the Company, exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, if the Optionee is unable to continue as an Employee of the Company as a result of his total and permanent disability he may, but only within twelve (12) months from the date of




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termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination, or if she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

8.       DEATH OF OPTIONEE. In the event of the death of the Optionee:

         (a) during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's wholly owned personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living twelve (12) months after the date of death; or

         (b) within thirty (30) days after the termination of the Optionee's continuous status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

9. REPRESENTATIONS OF OPTIONEE. The Optionee hereby confirms and represents that:

         (i) he is an Employee of the Company, or any of its subsidiaries or its affiliates;

         (ii) he has no outstanding incentive stock options to purchase shares of the Company.

10. ADJUSTMENTS IN SHARES. If prior to the exercise of the Option at any time or from time to time, there shall be any reorganization of the capital stock of the Company by way of stock split, consolidation, subdivision, merger, amalgamation or otherwise or payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of Shares of the Company which may be purchased pursuant hereto or the price at which such Shares may be purchased by corresponding amounts, so that the Optionee's rights hereunder shall thereafter be as reasonably as possible equivalent to the rights originally granted to the Optionee. The Board of Directors of the Company shall have the sole and exclusive power to make the adjustments as it considers necessary and desirable.

11. CORPORATE TRANSACTIONS. In the event the Shares are exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors or the board of directors of any successor corporation or entity may, in its discretion, as to outstanding options (a) accelerate the exercise date or dates of such options, (b) upon written notice to the holders thereof, provided the options have been accelerated pursuant to paragraph (a) above, terminate all such options prior to consummation of the transaction unless exercised within a prescribed period, (c) provide for payment of an amount equal to the excess of the fair market value, as determined by the Board of Directors or such board, over the Option Price of such shares as of the date of the transaction, in exchange for the surrender of the right to exercise such options, or (d) provide for the assumption of such options, or the substitution therefor of new options, by the successor corporation or entity.

12. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner except (i) to a personal holding company wholly owned by the Optionee, or (ii) by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him or such personal holding company. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.




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13.      TERM OF OPTION. This Option may not be exercised more than two years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

DATE OF GRANT: July 17, 1997


                                               LASERMEDIA COMMUNICATIONS
                                                            CORP.


                                               Per:
                                                   ---------------------------
                                                        President


                  The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan.


Dated:                            , 1997
      ---------------------------


                                              ------------------------------
                                                    Brian Gibson





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